UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DELTIC TIMBER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT DATED MARCH 20, 2017

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2017

On March 20, 2017, Deltic Timber Corporation (the “Company”) began mailing to its stockholders a definitive proxy statement (the “Proxy Statement”) for the Company’s annual meeting of stockholders to be held on April 27, 2017. This Supplement provides updated information regarding one of our directors, Mr. Robert C. Nolan. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares.

The Company’s Corporate Governance Guidelines provide that directors shall not be nominated, elected or stand for re-election after reaching the age of 75, and directors who reach the age of 75 during their term are to retire no later than the date of the Company’s annual meeting following their 75th birthday. Mr. Robert C. Nolan has served as the Chairman of the Board of Directors since 1996 and has provided strong leadership to the Board and gained extensive knowledge of the Company during his years of service to the Company. He is also the Chairman of the Executive Committee and an ex officio member of the Executive Compensation and Nominating and Corporate Governance Committees.

On March 28, 2017, the Board determined that it was in the Company’s and in the stockholders’ best interests for Mr. Nolan to serve out the remainder of his term as a Class I director and continue in his role as Chairman of the Board of Directors through the Company’s 2018 annual meeting when Mr. Nolan’s current term as a Class I director is scheduled to expire. The Board determined that Mr. Nolan’s continued leadership as Chairman of the Board of Directors for another year would be beneficial to the Company, and waived his retirement requirement accordingly. In making this decision, the Board considered the Company’s recent events involving a period of substantial transition, including:

•	The Company’s appointment of Mr. John D. Enlow as President and Chief Executive Officer effective as of March 8, 2017. Prior to Mr. Enlow’s appointment, Mr. D. Mark Leland served as interim President and Chief Executive Officer since October 10, 2016. The Board viewed Mr. Nolan’s leadership in the CEO search process as invaluable, and believes he will continue to provide significant support to Mr. Enlow as he transitions into his new role.

•	On February 24, 2017, the Company’s Chief Financial Officer was terminated for cause after he informed the Company that he had misappropriated certain assets for personal use. Currently, Mr. Byrom L. Walker is acting as interim Chief Financial Officer, and the Company’s search for a permanent replacement is still in process. Mr. Nolan’s leadership during the investigation of the former Chief Financial Officer’s conduct and the continuing executive search has greatly assisted the Board and management.

Dated: March 30, 2017